UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                February 11, 2008

                             GLOBAL GOLD CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                       02-69494                13-3025550
         --------                       --------                ----------
 (State or other jurisdiction          (Commission                  (IRS
       of incorporation)               File Number)          Identification No.)


              45 East Putnam Avenue, Greenwich, CT                06830
            ----------------------------------------              -----
            (Address of principal executive offices)            (Zip Code)


    Registrant's telephone number, including area code (203) 422-2300

      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



Item 1.01 Entry into a Material Definitive Agreement.

Global Gold Corporation (the "Company" or "Global Gold") has entered into an extension on an agreement with members of the Quijano family by which the Company has the option to earn a 51% interest in the Estrella del Sur Gold-Platinum project on Ipun Island in Chile and another Gold-Platinum property on Chiloe Island in Southern Chile. The date by which the Company must exercise its option has been extended to March 31, 2008, as the Company continues to conduct due diligence. The mineral concessions were acquired by the joint venture partner by map staking and Ministerial approval. The original agreement dated August 9, 2007, became effective on October 29, 2007 see Exhibits 10.3 and
10.4 below. The extension agreement dated December 28, 2007, was subject to confidentiality provisions, and became effective on January 11, 2008, see
Exhibit 10.5, below.


Item 1.02 Termination of a Material Definitive Agreement.

Effective February 12, 2008, the Company's subsidiary Global Gold Mining, LLC ("GGM") exercised the option to convert $229,167 debt (including principal and accrued interest) at the rate of $1.50 per share to 152,778 shares of the Company stock, which shall be cancelled terminating the September 12, 2006 convertible promissory note agreement described below. On August 2, 2006 the Company announced that GGM exercised its option to acquire the remaining forty-nine percent (49%) of the Armenian limited liability company Mego-Gold,

LLC, which is the licensee for the Tukhmanuk mining property and surrounding exploration sites as well as the owner of the related processing plant and other assets in exchange for one million dollars ($1,000,000) and five hundred thousand (500,000) restricted shares of the Company's common stock. On September 12, 2006, GGM loaned two hundred thousand dollars ($200,000) to Karapet Khachatryan ("Maker") for the benefit of both the sellers of Mego-Gold, LLC, as evidenced by a convertible promissory note payable to GGM, in lawful money of the United States of America, with interest in arrears on the unpaid principal balance at an annual rate equal to ten percent (10%). At any time following September 18, 2006, the Company, at its sole option, had the right to convert all of Maker's debt from the date of the Note to the date of conversion into shares of common stock of the Company at the conversion price of $1.50 per share. Shares of the Company's common stock were pledged as security for the obligations under the convertible note.



Item 3.02 Unregistered Sales of Equity Securities.


On February 11, 2008, the Company issued a stock bonus to Dr. Urquhart of 100,000 shares of common stock at $0.55 per share for a total value of $55,000 based on the market share price on December 14, 2007 when they were authorized. The shares were issued for services rendered in 2007 and immediately vested.

The Company also declared stock bonuses to 82 employees in Armenia for a total of 26,750 shares of common stock at $0.55 per share for a total value of $14,713 based on the market share price on December 14, 2007 when they were authorized. The $69,713 was included in officers' compensation and in accounts payable and accrued expenses as of December 31, 2007.

On February 11, 2008, the Company also declared stock bonuses to 8 key employees in Armenia for a total of 27,000 shares of common stock at $0.55 per share for a total value of $14,850, based on the market share price on December 14, 2007 when they were authorized, which vest over 2 years. As of December 31, 2007, the $14,850 was included in unearned compensation and in accounts payable and accrued expenses.

The information in item 1.02 is incorporated by reference.


Item 9.01 Exhibits


 Exhibit No.       Description

 10.3 Material Contract - Madre de Dios Mining Property Joint Venture and Options for Chiloe and Ipun Island Properties Agreement dated as of August 9, 2007. (1)

 10.4          Material Contract - (Unofficial English Translation)
               Contractual Mining Company Agreement dated October 29, 2007. (2)

 10.5 Material Contract - (Unofficial English Translation) Options for Chiloe and Ipun Island Properties Extension Agreement dated December 28, 2007.


(1) Incorporated herein by reference to Exhibit 10.3 to the Company's current report on Form 8-K filed with the SEC on September 7, 2007.

(2) Incorporated herein by reference to Exhibit 10.4 to the Company's current report on Form 8-K filed with the SEC on November 1, 2007.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             GLOBAL GOLD CORPORATION

                Dated: February 12, 2008 Global Gold Corporation

                                           By: /s/Van Z. Krikorian
                                               ---------------------
                                         Name: Van Z. Krikorian
                                        Title: Chairman and Chief
                                               Executive Officer